UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code (253) 649-0636
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Securityholders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation Effecting a 1-for-20 Reverse Stock Split

As previously reported on a Current Report on Form 8-K on February 17, 2023, during a Special Meeting of Stockholders, the stockholders of Harbor Custom Development, Inc., a Washington corporation (the “Company”), approved a proposal to effect a reverse split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-25 (the “Reverse Stock Split”), such ratio to be at the sole the discretion of the Board of Directors (the “Board”) without further stockholder action.

On February 27, 2023, the Board approved the implementation of the Reverse Stock Split at a ratio of 1-for-20 shares of common stock. In connection therewith, on March 1, 2023, the Company filed Articles of Amendment to its Articles of Incorporation, as amended, to effect the Reverse Stock Split.

As a result of the Reverse Stock Split, every 20 shares of issued and outstanding common stock will be automatically combined into one share of common stock. The Reverse Stock Split also applies to common stock issuable upon the exercise of outstanding warrants and stock options; unvested restricted stock awards; restricted stock and stock option plans; and upon the conversion of the Company’s Series A Preferred Stock. The Reverse Stock Split did not affect the par value of the common stock nor the shares of common or preferred stock authorized under the Company’s Articles of Incorporation, as amended. No fractional shares will be issued in connection with the Reverse Stock Split; rather, fractional shares which would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company expects that its common stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market when the market opens on March 6, 2023 under the Company’s existing trading symbol “HCDI.” The new CUSIP identifier for the common stock following the Reverse Stock Split will be 41150T 306.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 3, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of such press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Articles of Amendment of Articles of Incorporation filed March 1, 2023
99.1	Press Release of Harbor Custom Development, Inc., dated March 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Harbor Custom Development, Inc.

Date:	March 03, 2023	By:	/s/ Jeff Habersetzer
		Name:	Jeff Habersetzer
		Title:	Chief Operating Officer, Secretary, and General Counsel